================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              Commission Only (As Permitted By
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Unocal Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                                         Unocal Corporation
                                         2141 Rosecrans Avenue, Suite 4000
                                         El Segundo, California 90245


                               [LOGO OF UNOCAL]

                                         April 12, 1999
Dear Stockholder:

  Please accept my invitation to attend our Annual Meeting of Stockholders on Monday, May 24, 1999. It will be held in the auditorium at the Company's Hartley Center, 376 South Valencia Avenue in Brea, California at 10:00 A.M. This year's meeting will follow a strictly business agenda in order to elect two directors, ratify the appointment of independent accountants, and vote on one stockholder proposal. There will be a period for questions at the end.

  If you are a registered stockholder and plan to attend the Stockholders Meeting, please mark the attendance box on your proxy card and bring the lower half of the proxy card with you. If you are a beneficial owner of Unocal stock held by a bank, broker, or other nominee (with your stock held in "street name") you may need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from the bank or broker are examples of proof of ownership. Stockholders of record may be asked for identification for admission to the meeting.

  Your vote is important. Please complete, sign and return your proxy card in the return envelope provided as soon as possible to our independent vote tabulator so that your shares will be represented. Thank you very much for your continued interest and support.

                                         Sincerely,

                                         /S/ Roger C. Beach

                                         Roger C. Beach
                                         Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                           Page
                                                                           -----
Invitation from the Chairman.............................................. Cover
Notice of 1999 Annual Meeting of Stockholders.............................     i
Proxy Statement...........................................................     1
General Information.......................................................     1
Item 1: Election of Directors.............................................     2
Board and Committee Meetings..............................................     5
Directors' Compensation...................................................     6
Security Ownership of Management..........................................     7
Section 16(a) Beneficial Ownership Reporting Compliance...................     7
Executive Compensation....................................................     8
 Report of the Management Development and Compensation Committee..........     8
 Performance Graph -- Cumulative Return to Stockholders...................    12
 Compensation of Executive Officers.......................................    13
Security Ownership of Certain Beneficial Owners...........................    19
Item 2: Ratification of Appointment of Independent Accountants............    19
Item 3: Stockholder Proposal Regarding Myanmar Report.....................    19
Item 4: Other Matters.....................................................    22
Stockholder Proposals for 2000 Annual Meeting.............................    22

                                         Notice of 1999
                                         Annual Meeting
                                         of Stockholders

                               [LOGO OF UNOCAL]


                                         Unocal Corporation

  The Annual Meeting of Stockholders of Unocal Corporation (the "Company"), a Delaware corporation, will be held in the auditorium at The Hartley Center, 376 South Valencia Avenue in Brea, California, on Monday, May 24, 1999, at 10:00 A.M., Pacific Daylight Time, for the following purposes:

  (1) To elect two directors for three-year terms that will expire at the annual meeting in 2002;

  (2) To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company's independent accountants for 1999;

  (3) To consider and act upon the stockholder proposal described in the accompanying Proxy Statement, if presented at the meeting; and

  (4) To consider and act upon such other matters as may properly be brought before the meeting and any adjournment thereof.

  Only stockholders of record at the close of business on March 26, 1999 are entitled to vote at the Annual Meeting and any adjournment thereof.

                                         By Order of the Board of Directors

                                         /S/ Brigitte M. Dewez

                                         Brigitte M. Dewez
                                         Corporate Secretary
April 12, 1999
El Segundo, California

                                         Proxy Statement

                               [LOGO OF UNOCAL]

                                         Unocal Corporation
                                         2141 Rosecrans Avenue, Suite 4000
                                         El Segundo, California 90245

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unocal Corporation (the "Company" or "Unocal"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company to be held on May 24, 1999, and any adjournment thereof, pursuant to the notice of the meeting.

  The notice of annual meeting and this proxy statement, proxy card, and the Company's 1998 Annual Report are being sent to stockholders commencing on or about April 12, 1999.

  As of February 28, 1999, the Company had 241,518,668 shares of common stock outstanding. Only common stockholders of record on the books of the Company at the close of business on March 26, 1999 are entitled to vote at the meeting. A stockholder of record is entitled to one vote for each share of common stock owned. Pursuant to Delaware law, shares voted by brokers as to discretionary matters only and shares abstaining will be counted as present for the purpose of determining whether there is a quorum. With regard to the election of directors, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions on item 2 (ratification of appointment of independent accountants) and item 3 (stockholder proposal) will have the effect of negative votes. The New York Stock Exchange has informed the Company that only Item 3 (stockholder proposal) is "non-discretionary." Brokers who have received no instructions from their clients do not have discretion to vote on this item, and such broker "non votes" will not be counted as votes cast for determining its outcome.

                              GENERAL INFORMATION

  This proxy is solicited by the Board of Directors. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, personal interview, electronic mail, facsimile and other written communication. The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies for a fee estimated to be $15,000 plus reimbursement of out-of-pocket expenses. The Board of Directors has appointed Messrs. Timothy H. Ling and Dennis P.R. Codon as the proxy holders for the Annual Meeting.

  The Company's general proxy voting policy is:

  Unocal's Board of Directors wishes to encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Therefore, the Company shall retain independent third parties to receive and tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue shall, subject to any federal or state law requirements, be strictly confidential.

  The Board of Directors considers that some stockholders may wish the Company to know how they have voted and the Company, where possible, may wish to inquire as to how stockholders have voted.

  If you wish the Company to have access to your proxy card, you may check the box marked "OPEN BALLOT" on the proxy card and your proxy will be made available to the Company. Your vote will remain confidential if you do not check the "OPEN BALLOT" box.

  A stockholder who has returned a proxy may revoke it at any time before it is voted at the meeting by executing a later-dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the Inspector of Elections.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

  The Board of Directors, which will consist of nine directors as of May 24, 1999 pursuant to the Bylaws, is divided into three classes. Directors in each class are normally elected for three-year terms or until their successors are duly elected and qualified. Two directors have been nominated for three-year terms expiring at the annual meeting in 2002. The terms of the other seven directors will continue as indicated below.

  If any nominee becomes unavailable or disqualified to serve as a director, and if the Board designates a substitute nominee, the proxy holders will vote for the substitute nominee designated by the Board.

  Information about the persons nominated for election as directors, as well as those directors continuing in office, is set forth on the following pages. The terms of Dr. Malcolm R. Currie and Mr. Charles R. Weaver will expire on May 24, 1999, and they both will retire from the Board at that time.

  Directors are elected by a plurality of the votes of the shares entitled to vote on the election and present, in person or by proxy, at the Annual Meeting.

  The proxy holders will vote the proxies received by them FOR the two nominees, unless authorization to vote for the election of one or both nominees has been withheld.

Nominees for Director--Terms to Expire 2002

James W. Crownover
Former Director
McKinsey & Company, Inc. (management consulting)
Age: 55
Director since 1998

  The Board elected Mr. Crownover as a director effective December 7, 1998. He was a senior partner of McKinsey & Company, Inc. from 1982 through 1998. From 1984 to 1994 he headed that company's Southwest practice. From 1991 to 1998 he served on McKinsey's board of directors.

Donald B. Rice
President and Chief Executive Officer
UroGenesys, Inc. (biotechnology)
Age: 59
Director since 1998

  The Board elected Dr. Rice as a Director effective December 7, 1998. He has been President and Chief Executive Officer of UroGenesys, Inc. since that company's founding in late 1996. From March 1993 until August 1996, Dr. Rice was President and Chief Operating Officer and a Director of Teledyne, Inc. He has been a director of Wells Fargo & Company from 1986 to 1989 and since 1993, Vulcan Materials Company from 1986 to 1989 and since 1993, and of Scios Inc. since 1997, where he has also served as Chairman of the Board, since 1998.

Continuing Directors -- Terms to Expire 2000

John W. Amerman
Former Chairman of the Board & Chief Executive Officer
Mattel, Inc. (children's toys)
Age: 67
Director since 1991

  Mr. Amerman served as a director of Mattel, Inc. until May 1998. He served as Mattel's Chairman and Chief Executive officer from 1987 to 1997. Mr. Amerman has been a director of Knoll, Inc. and Aegis Group plc since 1997, and was a director of Vanstar Corporation from 1996 until early 1999.

Roger C. Beach
Chairman and Chief Executive Officer
Unocal Corporation
Age: 62
Director since 1988

  Mr. Beach has been Chairman of the Board of Unocal since 1995 and its Chief Executive Officer since 1994. He served as President and Chief Operating Officer from 1992 until 1994.

John W. Creighton, Jr.
Former President and Chief Executive Officer
Weyerhaeuser Company
Age: 66
Director since 1995

  Mr. Creighton was Weyerhaeuser Company's President and Chief Executive Officer from 1991 through 1997 and a Director from 1988 through 1998. Mr. Creighton became a Director of UAL Corporation (United Airlines) in May, 1998.

Kevin W. Sharer
President and Chief Operating Officer
Amgen Inc. (biotechnology)
Age: 51
Director since 1997

  Mr. Sharer has been President, Chief Operating Officer and a Director of Amgen Inc. since 1992.

Continuing Directors -- Terms to Expire 2001

Frank C. Herringer
Chairman and Chief Executive Officer
Transamerica Corporation (insurance and financial services)
Age: 56
Director since 1989

  Mr. Herringer has been Chairman of Transamerica Corporation since 1996. He has been President and a Director of Transamerica Corporation since 1986, and its Chief Executive Officer since 1991. He also has been a Director of Charles Schwab & Company, Inc. since 1996, and was a director of Pacific Telesis Group from 1994 to 1997.

John F. Imle, Jr.
Vice Chairman
Unocal Corporation
Age: 58
Director since 1988

  Mr. Imle was appointed Vice Chairman of the Board of Unocal on March 3, 1999. Mr. Imle served as President of Unocal from 1994 to March 1999. From 1992 until 1994, he was Executive Vice President of Unocal and President of the Energy Resources Division, which encompassed the Company's worldwide oil, gas and geothermal businesses.

Marina v.N. Whitman
Professor of Business Administration and Public Policy, University of Michigan
Age: 64
Director since 1993

  Dr. Whitman has been a Professor at the University of Michigan since 1992. She has been a Director of Alcoa since 1994, Procter & Gamble Company since 1976, Chase Manhattan Corporation (formerly Chemical Banking Corporation) since 1992, (Director of Manufacturer's Hanover since 1973--in 1992 it merged with Chemical Banking Corporation), and Browning-Ferris Industries, Inc., since 1992, and is a member, director or trustee of several educational and professional organizations.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors held eleven meetings in 1998. All directors attended more than 85% of the total number of meetings of the Board and the committees on which they served.

  The Board of Directors has the following standing committees:

  Accounting & Auditing Committee. Messrs. Creighton (Chairman), Crownover, Weaver and Dr. Whitman. The Committee, composed entirely of non-employee directors, is the successor to the Accounting, Auditing and Ethics Committee, which met six times in 1998. In January 1999, the Committee was renamed as the Accounting & Auditing Committee. The Committee assists the Board in fulfilling its oversight responsibilities for the reliability of the Company's financial reporting, including disclosures that reasonably portray the Company's financial condition, results of operations and plans and long term commitments, the adequacy of its internal operating policies and controls, and quality and performance of Unocal's Internal Audit Department, Comptroller group, and independent accountants. From time to time, the Committee meets separately with the Company's independent accountants, the Vice President, Chief Legal Officer and General Counsel, the internal audit staff and financial and operating management.

  Board Governance Committee. Messrs. Amerman (Chairman), Herringer, Sharer and Drs. Currie and Rice. The Committee, composed entirely of non-employee directors, met five times in 1998. The Committee recommends the composition, role, structure and procedures of the Board of Directors and Board committees, and makes recommendations to improve the functionality and effectiveness of the Board and the committees. The Committee identifies and presents candidates for election as directors of the Company. The Committee's policy is to consider qualified candidates, including those recommended by stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary.

  Executive Committee. Messrs. Beach (Chairman), Amerman, Herringer and Dr. Currie. The Committee, composed of three non-employee directors and the Chief Executive Officer, met twice in 1998. During the periods between Board meetings, the Executive Committee has the powers and authority of the Board, except for those powers specifically reserved to the full Board by the Delaware General Corporation Law or the Bylaws.

  Corporate Responsibility Committee. Dr. Whitman (Chairman), Messrs. Creighton, Crownover and Weaver. The committee, composed entirely of non-employee directors, is the successor to the Health, Environment and Safety Committee, which met six times in 1998. The Committee's primary responsibilities are to review (a) the implementation of Unocal's Vision and Values Statement as it relates to corporate responsibility; and (b) significant legal or other matters involving health, environment, safety, human resources, community affairs and development, or ethical conduct.

  Board Management Committee. Messrs. Beach (Chairman) and Imle. The Committee, composed of employee directors, met twice in 1998. During the periods between Board meetings, the Board Management Committee generally has the powers and authority of the Board, except for those powers specifically reserved to the full Board by the Delaware General Corporation Law and the Bylaws, and subject to approval limits established by the Board.

  Management Development and Compensation Committee. Messrs. Herringer (Chairman), Amerman, Sharer and Drs. Currie and Rice. The Committee, composed entirely of non-employee directors, met four times in 1998. The Committee establishes the base salaries of senior officers and administers all management incentive compensation programs. The Committee reviews the performance of the Chief Executive Officer and succession plans for senior management. The Committee retains an outside consultant to advise it.

  Retirement Plan Committee. Dr. Currie (Chairman), Messrs. Amerman, Creighton, Crownover and Weaver. The Committee, composed of non-employee directors, met four times in 1998. Its primary function is to oversee the management of the assets of the Company's Retirement Plan, which includes setting investment objectives, establishing asset allocation strategy, and supervising the selection and replacement of investment managers, consultants, and trustees.

DIRECTORS' COMPENSATION

  Directors who are also employees of the Company receive no additional compensation for services as directors. The annual retainer for each non-employee director is $25,000. Non-employee directors receive $3,000 for each one-day Board meeting attended, $1,000 for each Board committee meeting attended, and an annual retainer fee of $6,000 for chairing a committee. All directors are reimbursed for actual out-of-pocket expenses incurred in attending meetings and Company business.

  The Directors' Restricted Stock Units Plan (the "Directors' Plan") for non-employee directors was approved by the Company's stockholders in 1991 for a term of 10 years and authorizes the issuance of up to an aggregate of 300,000 shares of common stock. The Directors' Plan is administered by the Board Management Committee. The Plan was amended such that, beginning with the annual grant for 1996 and for elective deferred compensation after August 31, 1996, restricted stock units replaced restricted shares.

  Under the Directors' Plan, annual grants of restricted stock units equal in value to 20 percent of the directors' fees earned during the prior year are made to each non-employee director.

  The Directors' Plan also allows each non-employee director to make an annual election to defer all or a portion of his or her cash fees for the ensuing year into restricted stock units which may ultimately be paid out in shares of common stock. This gives non-employee directors an opportunity to increase their stockholdings, which further aligns the interests of the non-employee directors with those of other stockholders. In consideration for foregoing the current cash compensation, the value of the restricted stock units is equal to 120 percent of the fees deferred. Eight of the nine outside directors elected to defer some or all of their 1998 cash fees into restricted stock units.

  The restriction period for the restricted stock and restricted stock units is generally five years, subject to the provisions of the Plan. Each Director may elect to defer the receipt of his or her compensation for a longer period of time. The restricted stock units accumulate in each director's account, and dividends are credited as additional restricted stock units. At the end of the later of the restriction or deferral period for each annual grant or annual elective deferral, shares of common stock are issued equal to the number of accumulated restricted stock units.

  Restricted stock and restricted stock units cannot be sold, transferred, or pledged and during the restricted period are subject to forfeiture if the director is dismissed for cause, or refuses to stand for reelection or resigns for a reason other than Good Cause as defined in the Plan.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of shares of the Company's common stock as of February 28, 1999 by all directors, named executive officers, and all directors and executive officers as a group.

                           Sole Voting  Shared Voting Acquirable
                          or Investment or Investment Within 60    Total Beneficial   Restricted
          Name                Power         Power      Days(B)        Ownership     Stock Units(D)
          ----            ------------- ------------- ----------   ---------------- --------------
John W. Amerman.........                     5,212                        5,212          8,120
Roger C. Beach..........      56,225        56,702     334,693          447,620
John W. Creighton,
 Jr. ...................       1,000                                      1,000          8,295
James W. Crownover......       5,000                                      5,000            598
Malcolm R. Currie.......                     3,000                        3,000         12,288
Frank C. Herringer......         400(A)     10,980                       11,380          8,425
John F. Imle, Jr. ......      72,550                   226,420(C)       298,970
Timothy H. Ling.........      19,863                    27,500           47,363
Donald B. Rice..........       2,000                                      2,000
John W. Schanck.........      21,395        11,973      64,173           97,541
Kevin W. Sharer.........       1,000                                      1,000          3,513
Charles R. Weaver.......                    10,616                       10,616          9,352
Marina v.N. Whitman.....       3,212                                      3,212          4,245
Charles R. Williamson...      10,993         8,385      41,370           60,748
All directors and
 executive officers as a
 group (19 persons,
 including those listed
 above)(E)..............     265,714       106,868     875,714        1,248,296         54,836

--------
(A) Held by Mr. Herringer as custodian for his daughter.
(B) Reflects the number of shares that could be purchased by exercise of options exercisable on or within 60 days from February 28, 1999.
(C) Includes 53,380 shares subject to options relinquished pursuant to a property settlement agreement.
(D) Restricted stock units granted under the Directors' Restricted Stock Plan. The units are evidenced by a bookkeeping entry, and participants have no voting or investment power. Each unit is converted into one share of common stock at the end of the later of the restriction or deferral period. For this disclosure, the units have been rounded to the nearest whole number.
(E) Shares beneficially owned by all directors, director nominees and executive officers as a group were less than 1 percent of the common stock outstanding. No 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust are owned by directors or executive officers.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors and executive officers report to the Commission changes in their beneficial ownership of Unocal stock, and that any late filings must be disclosed. The rules require the reporting of a change in beneficial ownership of shares from direct ownership to indirect ownership through a family trust, even if the total number of shares owned does not change.

  Mr. Weaver filed two reports late, each showing a change in ownership from direct to indirect ownership through his family trust. The two initial acquisitions of the shares were reported timely. Mr. Herringer filed one report late showing a change in ownership from direct to indirect ownership through his family trust. The initial acquisition of the shares was reported timely.

                            EXECUTIVE COMPENSATION

        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

  This report of the Management Development and Compensation Committee of the Board of Directors (the "Committee") describes the executive compensation programs and policies of the Company, including its short-term and long-term incentive compensation plans. Key elements of the compensation program are:

  .  Compensation Committee members are non-employees

  . Salaries are based on comparisons with petroleum and energy industry averages

  .  Short-term and long-term incentives are linked to stock performance

  . Annual bonus plan and performance share program are based on the Company's return to stockholders compared to that of a peer group of companies

  . The peer group of companies was changed for 1999 to reflect the current business mix of the Company and changes in the petroleum industry

  .  Committee retains and is assisted by an outside consultant

  The Committee, composed entirely of non-employee directors, is responsible for setting and administering the annual and long-term compensation programs. The Committee reviews and determines executive officer salaries and incentive awards under the Management Incentive Program approved by the stockholders in 1998. The Committee is assisted by an outside consultant. The consultant and the Chief Executive Officer ("CEO") are present at Committee meetings but cannot vote. The Committee meets outside the presence of the CEO on certain matters, including CEO compensation and certain succession issues. The Committee met five times in 1998.

  The 1998 Management Incentive Program, consisting of the Revised Incentive Compensation Plan, the Performance Stock Option Plan and the Long-Term Incentive Plan of 1998, was developed to reinforce the goal of creating value for the stockholders. The Program explicitly links short-term and long-term incentive compensation to the Company's share price and its return to stockholders (share price appreciation plus dividends) compared to that of a group of companies in energy and energy-related businesses (the "Peer Group").

  The Peer Group is designed to have a composite business mix that is similar to that of the Company. Therefore, the effects of commodity prices and other external events should be similar for the Company and the Peer Group. The companies comprising the Peer Group are reviewed periodically and changed as the lines of business of these companies, and of Unocal, change. The Peer Group for 1998 Awards under the Management Incentive Program consisted of 15 companies that as a group reflected Unocal's lines of business following its exit from refining and marketing operations. For 1999 Awards, five companies were added and four companies were deleted, resulting in a Peer Group of 16 companies. These changes, in part, reflected restructuring in the petroleum industry.

  It is the Committee's belief and intention that applicable executive compensation paid or accrued in 1998 under the Management Incentive Program will be fully deductible as performance-based compensation under the requirements of Section 162(m) of the Internal Revenue Code.

Salary

  The base salaries of the CEO and the other executive officers are reviewed annually and when there is a significant change in the executive's responsibilities. The Committee considers the responsibilities, experience and performance of the executive officers and the survey data on the compensation paid by energy and petroleum-related companies for similar positions. In 1998, the Committee selected a group of 13 companies to use to compare salary and other compensation. Eleven of these companies are also part of the Peer Group used for comparative stockholder returns.

Following such a review in 1998 the salary of the CEO was increased to $860,000. For 1999, the Compensation Peer Group was changed to 12 companies, largely as a result of several acquisitions in the industry.

  The objective of the Committee is to establish base salaries that are near the median paid by these surveyed companies, with adjustments for reporting relationships, responsibilities and job scope. After increases to the base salary of the executive officers for 1998, the salaries of those officers as a group and that of the CEO were at approximately the estimated median of comparative salaries of the surveyed companies.

Revised Incentive Compensation Plan

  The Revised Incentive Compensation Plan is the Company's annual bonus plan for senior and middle management. Each award period under the Plan is one year. Total cash awards under the Plan are determined in part by comparing the Company's return to stockholders with the average return to stockholders achieved by the Peer Group.

  The Committee establishes individual target awards for the CEO, the other executive officers, and the other participants. The sum of these awards is the target fund for the annual award period. Each target award is based on the executive's position, responsibilities and the annual bonuses awarded by the companies used for comparing executive compensation.

  The actual fund available for awards is initially established by how the Company's return to stockholders compares to that of the Peer Group. For 1998, the Company's return to stockholders was slightly better than the composite average of the Peer Group and resulted in a potential maximum payout of 107.61 percent of target. The fund is then reduced if the Company's return to stockholders does not meet the requirement established by the Committee, which was 5.58 percent for 1998. The Company's return to stockholders for 1998 of negative 17.23 percent did not meet this requirement. Therefore, the fund was reduced to 73.63 percent of target. The available fund is allocated to participants based on individual performance and achievement of established goals. Mr. Beach's award of $474,900 for 1998 was 73.63 percent of his target award.

  A recipient could elect to receive up to 50 percent of the award in the form of restricted stock. The restriction period is five years. The award is forfeited if the recipient resigns or is terminated for cause prior to the end of the restriction period. The forfeiture provision does not apply to participants retiring at or after age 65. Amounts deferred into restricted stock are augmented by 20 percent to compensate for the risk of forfeiture. Mr. Beach elected to have the maximum, 50 percent, of his 1998 award deferred into restricted stock. The Company's executive officers, eleven as of the end of 1998, including the CEO, elected to receive an average of 41 percent of their 1998 awards as restricted stock.

  Once a participant deferred 50 percent of an award into restricted stock, he or she could elect to defer up to an additional 40 percent of the award to be paid in cash at a future date selected by the participant. This deferral is not augmented by the Company and accrues interest at the 10-year Treasury note rate plus 2 percent. Mr. Beach did not elect to have an additional deferral of his 1998 award. The Company's executive officers, eleven as of the end of 1998, including the CEO, elected to defer an additional 11 percent of their awards under this provision.

Performance Stock Option Plan

  The Performance Stock Option Plan ("PSOP") was approved by the stockholders in 1998 as part of the 1998 Management Incentive Program. The options under the PSOP must have an exercise price at least 25% above the fair market price at the date of grant. No person may acquire more than 750,000 shares of common stock out of the total of 3,500,000 shares available under the plan.

  Initial awards of 3,000,000 shares under the PSOP were made in 1998, including 750,000 to Mr. Beach, with an exercise price of $51.012 per share. In order for the options to become exercisable after the three year performance period ending March 30, 2001 either (i) the fair market value of the shares must be greater than $51.012 for 10 consecutive trading days (during a 20 consecutive trading day period) or (ii) the Company's Comparative Return to Shareholders is in the top quartile of the peer group for the performance period. The term of the options is ten years. If neither condition is met during the three-year performance period, the options are forfeited.

Long-Term Incentive Plan

  The Long-Term Incentive Plan of 1998 (the "1998 Plan") is administered by the Committee. Awards may be in the form of non-qualified stock options, performance shares and restricted stock. For each type of award, compensation is linked to the performance of the Company's common stock and increases in stockholder value. The previous plan, The Long-Term Incentive Plan of 1991 (the "1991 Plan") also provided for grants of non-qualified stock options, performance shares and restricted stock.

  In 1995, the Committee awarded a target number of performance share units to the CEO and certain other of the executive officers for the 1995 through 1998 performance period under the 1991 Plan. Each unit is the equivalent of one share of the Company's common stock. The target awards are dependent on the executive's level of responsibility and base compensation. Mr. Beach's target was 20,000 units.

  The actual payout of awards at the end of the four-year performance period is determined by how the Company's return to stockholders for the period compares to that of the Peer Group. The maximum percentage of the award that can be paid out is 200 percent. During the 1995 to 1998 performance period, the Company's average annual return to stockholders was slightly below that of the Peer Group. Therefore, for that performance period, 89 percent of the target number of performance shares was paid out to the participants, including the CEO. These payouts were made one-half in cash and one-half in shares of Company stock.

  Grants of non-qualified stock options were made to certain executive officers. Under the terms of the PSOP, executives receiving performance stock options are not eligible for other stock option grants in the years 1998, 1999 and 2000. Option grants are normally made in March. Prior option grants are not considered in making these awards. Currently, the only numerical restrictions on grants are the total number of shares available under the 1998 Plan and the limitation that no person may be granted during any 12-month period options to acquire more then 100,000 shares. The option exercise price under the 1998 Plan is the fair market value on the date of grant. Exercise of the option results in compensation to the employee only if the fair market value on the date of exercise exceeds the price on the date granted.

  The number of options granted to the executive officers is determined by reviewing option grants for similar positions by the surveyed companies. The compensation value of the option grants to the executive officers as a group is also compared to option grants and compensation data available from the proxy statements of other large public companies. Since the total number of shares available under the 1998 Plan and the Performance Stock Option Plan is less than five percent of the outstanding shares, individual grants during the term of the plan were not of such magnitude as to warrant review of possible dilutive effects on the Company's stock.

  As described above, Unocal aligns management and stockholder interests by linking executive incentive compensation programs directly to share price and the creation of stockholder value. The Long-Term Incentive Plan of 1998 also provides for grants of restricted stock to executives, managers and technical employees whose performance and potential is exceptional. During the restriction period, the award is forfeited if the recipient resigns or is removed for cause prior to the end of the restriction period. In addition, the Company has incentive programs for other employees that focus on real contributions to the success of the Company and its stockholders, including an Annual Incentive Plan.

                                         Management Development
                                         and Compensation Committee
                                         of the Board of Directors

                                         John W. Amerman
                                         Malcolm R. Currie
                                         Frank C. Herringer
                                         Donald B. Rice
                                         Kevin W. Sharer

                               PERFORMANCE GRAPH

CUMULATIVE RETURN TO STOCKHOLDERS*
DECEMBER 31, 1993 TO DECEMBER 31, 1998

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG UNOCAL, S&P EXPLORATION & PRODUCTION AND S&P 500

                        PERFORMANCE GRAPH APPEARS HERE

                                            S&P
Measurement Period                          EXPLORATION
(Fiscal Year Covered)        UNOCAL         & PRODUCTION S&P 500
-------------------          ----------     ------------ ----------
Measurement Pt-  1993        $100           $100         $100
FYE   1994                   $101           $ 79         $101
FYE   1995                   $111           $ 93         $139
FYE   1996                   $159           $125         $171
FYE   1997                   $154           $114         $229
FYE   1998                   $118           $ 78         $294

*Share price changes plus reinvested dividends.

NOTE: The S&P Oil & Gas Exploration & Production Index consists of six companies, five of which are also included in the Peer Group. The Peer Group is not used for this presentation because the SEC-mandated methodology for the performance graph differs from that used to compare Unocal and Peer Group performance for certain compensation purposes.

  The preceding report of the Compensation Committee and performance graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general incorporation by reference of this Proxy Statement into any other document or its inclusion as an exhibit thereto.

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation(A)                 Long-Term Compensation
                              ------------------------------------ -----------------------------------------
                                                                             Awards               Payouts
                                                                   --------------------------  -------------
                                                         Other      Restricted    Securities
                                                         Annual        Stock      Underlying       LTIP       All Other
        Name and               Salary       Bonus     Compensation    Awards     Options/SARs     Payouts    Compensation
  Principal Positions    Year (Dollars) (Dollars) (B)  (Dollars)   (Dollars) (C)   (Number)    (Dollars) (D)  (Dollars)
  -------------------    ---- --------- ------------- ------------ ------------- ------------  ------------- ------------
Roger C. Beach.......... 1998 $848,339    $237,450      $11,696     $263,513(E)    750,000(F)    $564,171     $ 53,486(G)
 Chief Executive Officer 1997  796,672     188,442        4,587      225,615(E)     54,000        548,616       49,136(H)
                         1996  740,000     448,500         None      569,473(E)     88,000        578,050        9,000(I)

John F. Imle, Jr........ 1998  516,668      96,650       84,588      107,260(E)    400,000(F)     282,085      117,316(K)
 Vice Chairman (J)       1997  485,936      76,138       66,943       91,182(E)     29,800        352,649      114,679(L)
                         1996  457,800     175,750         None      223,155(E)     28,600        436,363        9,000(I)

Timothy H. Ling......... 1998  396,668      95,000        5,937      106,573(E)    350,000(F)        None        6,295(N)
 Executive Vice
  President,             1997   80,607        None         None       35,919(E)     55,000           None           None
 North American Energy
 Operations and Chief
 Financial Officer (M)

John W. Schanck......... 1998  361,672      30,000        1,922       22,438(E)    300,000(F)     169,251       21,700(O)
 Former Group Vice       1997  350,008      70,000        3,597           None      13,000        147,885       21,000(P)
 President and Former    1996  326,672     126,000         None      148,900(Q)     23,000        183,272        5,000(I)
 President, Spirit
  Energy 76

Charles R. Williamson... 1998  291,668      55,000        4,943       61,697(E)    300,000(F)      87,446       17,500(S)
 Executive Vice
  President,             1997  265,336      59,500        4,833       30,537(E)     11,600        106,174       15,920(T)
 International Energy    1996  212,250     105,000         None       57,157(E)      8,000        126,545        9,000(I)
 Operations (R)

-------

(A) Perquisites are excluded as their value did not meet the reporting threshold of the lesser of $50,000 or 10 percent of salary plus bonus.

(B) Amounts consist of cash payments and deferred cash payments pursuant to the Revised Incentive Compensation Plan. Amounts deferred into restricted stock under the Revised Incentive Compensation Plan appear in the "Restricted Stock Awards" column. See also Footnote E.

(C) Aggregate restricted stockholdings at year-end 1998 and value (based on closing market price on December 31, 1998): Mr. Beach 36,699 shares, $1,071,152; Mr. Imle 11,265 shares, $328,797; Mr. Ling 921 shares,
    $26,882; Mr. Schanck 9,195 shares, $268,379; and Mr. Williamson 5,891 shares, $171,944.

(D) Represents payout of performance share units under the Long-Term Incentive Plan of 1991. The dollar values listed were paid out one-half in cash and one-half in shares of Unocal common stock.

(E) Represents the value of a restricted stock award elected in lieu of all or a portion of a cash bonus payment under the Revised Incentive Compensation Plan. Amounts deferred into restricted stock have been augmented by 20 percent to compensate for the risk of forfeiture. The number of restricted shares has been determined using the average closing price of the last 30 trading days of the year. Valuation for purposes of this disclosure is based on the closing market price on the date of the award.

(F) Performance stock options granted at the option price of $51.012 in tandem with limited stock appreciation rights. Employees who received performance stock options will generally not receive grants of additional stock options in calendar years 1999 and 2000. See the footnotes to the table titled "Option/SAR Grants in 1998" on Page 14 for more information.

(G) Amount consists of Company contributions of $9,600 allocated to the Unocal Savings Plan and $41,300 allocated to the Unocal Supplemental Savings Plan; and $2,586 reportable accumulated interest on deferred cash bonuses.

(H) Amount consists of Company contributions of $9,500 allocated to the Unocal Savings Plan and $38,300 allocated to the Unocal Supplemental Savings
    Plan; and $1,336 reportable accumulated interest on a deferred cash bonus.
                                            (notes continued on following page)

(I) Allocation of Company contributions to the Unocal Savings Plan.

(J) Mr. Imle served as President of Unocal from 1994 until his election as Vice Chairman in March 1999.

(K) Amount consists of disruption allowance of $85,000; Company contributions of $9,600 allocated to the Unocal Savings Plan and $21,400 allocated to the Unocal Supplemental Savings Plan; and $1,316 reportable accumulated interest on deferred cash bonuses.

(L) Amount consists of disruption allowance of $85,000; Company contributions of $9,500 allocated to the Unocal Savings Plan and $19,656 allocated to the Unocal Supplemental Savings Plan; and $523 reportable accumulated interest on a deferred cash bonus.

(M) Mr. Ling's responsibilities as Executive Vice President, North American Energy Operations were added to his responsibilities as Chief Financial Officer in March 1999.

(N) Amount consists of $6,200 Company contributions allocated to the Unocal Savings Plan and $95 reportable accumulated interest on a deferred cash bonus.

(O) Amount consists of $9,600 allocated to the Unocal Savings Plan and $12,100 allocated to the Unocal Supplemental Savings Plan.

(P) Amount consists of Company contributions of $9,500 allocated to the Unocal Savings Plan and $11,500 allocated to the Unocal Supplemental Savings Plan.

(Q) Represents the value of a restricted stock award elected in lieu of all or a portion of a cash bonus payment under the Revised Incentive Compensation Plan (see Footnote E) and the value of restricted stock received from the exercise of stock options with restrictions under the Long-Term Incentive Plan of 1991.

(R) Mr. Williamson served as Vice President, Asia operations until he was elected as Executive Vice President, International Energy Operations in March 1999.

(S) Amount consists of $9,600 allocated to the Unocal Savings Plan and $7,900 allocated to the Unocal Supplemental Savings.

(T) Amount consists of $9,500 Company contributions to the Unocal Savings Plan and $6,420 allocated to the Unocal Supplemental Savings Plan.

                           OPTION/SAR GRANTS IN 1998

                                                                      Grant Date Present
                                                                          Value (A)
                                                                    ----------------------
                                                                          (Dollars)
                                      Percent
                                     of Total
                                      Options
                          Number of   Granted
                         Securities     to                           Assuming   Assuming
                         Underlying  Employees Exercise             4.1 Years  Exercise at
                           Options      in       Price   Expiration   Until    End of 10-
    Name                 Granted (B) 1998 (C)  ($/Share)    Date     Exercise   Year Term
    ----                 ----------- --------- --------- ---------- ---------- -----------
Mr. Beach...............   750,000     15.8%    $51.012  3/30/2008  $6,090,101 $10,367,410
Mr. Imle................   400,000      8.4      51.012  3/30/2008   3,248,054   5,529,285
Mr. Ling................   350,000      7.4      51.012  3/30/2008   2,842,047   4,838,125
Mr. Schanck.............   300,000      6.3      51.012  3/30/2008   2,436,041   4,146,964
Mr. Williamson..........   300,000      6.3      51.012  3/30/2008   2,436,041   4,146,964

--------

(A) SEC rules require estimation of option values based upon the market price of the underlying stock on the date of grant. The values shown were calculated using the Black-Scholes binomial option pricing model based on the March 30, 1998 grant date market price of $38.6875. The closing market price of Unocal stock on December 31, 1998 was $29.1875.

  The following other assumptions were used for the Black-Scholes calculation: at least one of the vesting conditions will be met by March 30, 2001; expected time to exercise of 4.1 years and 10 years; risk-free rate of return of 5.69%; volatility of 34.66%; and dividend yield of 2.07%. The assumption of 4.1 years until exercise is based upon historical data of company options granted at market price. Because the company does not have historical data for premium-priced options, disclosure is also given assuming exercise at the end of the full ten-year option term. No valuation method can accurately predict future stock price or option values because there are too many unknown factors.

  The present value calculation does not include a discount for the possibility of not meeting one the following vesting conditions: (a) the fair market value of the Company's common stock is equal to or greater than the option exercise price for ten trading days (occurring within any period of twenty consecutive trading days) during the period March 30, 1998 through March 30, 2001, or (b) the Comparative Return to Stockholders (as defined in the Performance Stock Option Plan) places the Company in the top quartile (75th percentile or above) of the peer group companies during the period March 30, 1998 through March 30, 2001, as determined by the Management Development and Compensation Committee.

  The value of the options is $0 unless one of the above vesting conditions is met (see, however, Footnote B regarding Tandem Limited Stock Appreciation Rights). In order for the price vesting condition referred to in (a) above to be met, Unocal's stock price would need to appreciate at an annualized rate of approximately 28% from December 31, 1998 to March 30, 2001 (from $29.1875 to $51.012).

(B) The options were awarded pursuant to the Performance Stock Option Plan. Employees who received performance stock options in 1998 will not receive any additional stock options under the Performance Stock Option Plan or the Long-Term Incentive Plan of 1998 in calendar years 1999 or 2000, except in the case of promotions or other special circumstances. The exercise price of the options ($51.012) is a price 33 1/3% above the average fair market value of the Company's common stock during the period from January 26, 1998 to May 29, 1998. The options become exercisable on March 30, 2001 if either of the above vesting conditions is met. The maximum option exercise period is ten years from the date of the grant. The optionees may pay for option stock with cash, Unocal stock they already own, or with proceeds from the sale of stock acquired by exercise of the option (a cashless exercise). An employee may be entitled to partial vesting in the event of termination of employment prior to March 30, 2001 under certain circumstances, as described in the Performance Stock Option Plan.

  The options were awarded in combination with Tandem Limited Stock Appreciation Rights ("TLSARs") which become fully vested and payable on a "Conversion Date" following certain "Change in Control Events," as defined in the Performance Stock Option Plan. TLSARs were granted for a number of shares of common stock equal to .53 times the number of shares of common stock granted under the related performance stock option. The grant price for the TLSARs was $38.6875 (the fair market value of the common stock on the date of grant). Each TLSAR will terminate on a ratable basis when the related performance stock option is exercised, terminated or forfeited.

(C) Total number of securities underlying options granted in 1998: 4,754,518

                    AGGREGATED OPTION/SAR EXERCISES IN 1998
                  AND DECEMBER 31, 1998 OPTION/SAR VALUES (A)

                                                         Value of Unexercised in-the-
                             Number of Securities            Money Options/SARs at
                            Underlying Unexercised               12/31/98 (B)
                           Options/SARs at 12/31/98                (Dollars)
                         ------------------------------- ----------------------------------
    Name                 Exercisable   Unexercisable (C)  Exercisable        Unexercisable
    ----                 -----------   ----------------- ----------------   ---------------
Mr. Beach...............   229,193          799,000       $        481,283       $         0
Mr. Imle................   211,820 (D)      422,050                626,709                 0
Mr. Ling................    27,500          377,500                      0                 0
Mr. Schanck.............    55,173          312,250                 19,523                 0
Mr. Williamson..........    36,470          307,800                 60,153                 0

--------

(A) The named Executive Officers did not exercise any options or SARs in 1998.

(B) The price of $29.1875, which was the closing price of Unocal common stock as reported in the New York Stock Exchange Composite Transaction quotations for December 31, 1998, was used to value options.

(C) Tandem Limited Stock Appreciation Rights ("TSLARs") were granted with performance stock options included in this column. The TSLARs become fully vested and payable on a "Conversion Date" following certain "Change in Control Events" as defined in the Performance Stock Option Plan. See Footnote B to the "Option/SAR Grants in 1998" table on page 15.

(D) Includes 53,380 option shares relinquished pursuant to a property settlement agreement.

                  LONG-TERM INCENTIVE PLAN -- AWARDS IN 1998

                                                         Estimated Future Payouts
                                                       -----------------------------
                         Performance       Period      Threshold  Target    Maximum
                         Share Units  Until Maturation Number of Number of Number of
    Name                 (Number) (A)    or Payout      Shares    Shares    Shares
    ----                 ------------ ---------------- --------- --------- ---------
Mr. Beach...............    16,000       12/31/2001         0     16,000    32,000
Mr. Imle................     7,700       12/31/2001         0      7,700    15,400
Mr. Ling................     6,500       12/31/2001         0      6,500    13,000
Mr. Schanck.............     4,500       12/31/2001         0      4,500     9,000
Mr. Williamson..........     3,700       12/31/2001         0      3,700     7,400

--------

(A) The actual number of performance shares paid out is based on the Company's return to stockholders for the four-year performance period compared to that of a group of peer companies selected by the Compensation Committee. The formula for determining the payout percentage is: [1 + (5 times Unocal's average annual return to stockholders)] divided by [1 + (5 times the average annual return to stockholders for the 15 peer group companies)]. Awards are subject to downward adjustment by the Management Development and Compensation Committee. Return to stockholders is defined as share price appreciation plus reinvested dividends. The maximum percentage of the award that can be paid out is 200 percent. Awards paid out through 1998 have been paid out one-half in cash and one-half in shares of common stock.

                             PENSION PLAN BENEFITS
                     ESTIMATED ANNUAL RETIREMENT BENEFITS

                                  Years of Service
              ---------------------------------------------------------
  Covered
Compensation
    (A)          20       25       30       35        40         45
------------  -------- -------- -------- -------- ---------- ----------
   50,000     $ 16,000 $ 20,000 $ 24,000 $ 28,000 $   32,000 $   36,000
  100,000       32,000   40,000   48,000   56,000     64,000     72,000
  200,000       64,000   80,000   96,000  112,000    128,000    144,000
  400,000      128,000  160,000  192,000  224,000    256,000    288,000
  600,000      192,000  240,000  288,000  336,000    384,000    432,000
  800,000      256,000  320,000  384,000  448,000    512,000    576,000
1,000,000      320,000  400,000  480,000  560,000    640,000    720,000
1,200,000      384,000  480,000  576,000  672,000    768,000    864,000
1,400,000      448,000  560,000  672,000  784,000    896,000  1,008,000
1,600,000      512,000  640,000  768,000  896,000  1,024,000  1,152,000

--------
(A) Covered compensation is the annual average compensation in the three highest-paid years out of the last ten years preceding retirement.

  The Company has a noncontributory defined benefit retirement plan covering substantially all U.S. employees that provides participants with retirement benefits based on a formula relating such benefits to compensation and years of service, less up to half of the estimated old age Social Security benefit payable. The amount of these benefits is limited by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. Where that occurs, the Company has a retirement supplement designed to maintain total retirement benefits at the Retirement Plan formula level. The estimated annual benefits from the plans described above, covering all persons named in the Summary Compensation Table, are shown in the table above, before the deduction for a portion of the estimated old age Social Security benefit, as described above. The benefits shown are payable in the form of a straight life annuity.

  The compensation used for pension purposes consists of the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. Also included is the amount of bonus that the participant elected to defer in restricted stock.

  Covered compensation and credited full years of service under the Plan as of year-end 1998 for the executive officers named in the Summary Compensation table are as follows: $1,382,829 and 37 years for Mr. Beach; $738,967 and 32 years for Mr. Imle; $465,305 and 22 years for Mr. Schanck; $242,425 and 1 year for Mr. Ling; $372,418 and 21 years for Mr. Williamson.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

  The Company has employment agreements with Messrs. Beach and Imle effective for three years, and an employment agreement with Mr. Williamson effective for two years, in each case from the later of July 28, 1998, or the date the Company notifies the employee that it does not wish to further extend the term, but in no event not later than the date of the Company's annual meeting following the employee's 65th birthday. The agreements provide for certain benefits following an employment termination without cause or following an alteration of the employee's employment situation, as defined in the agreement (together, a "Termination Without Cause"). For Messrs. Beach and Imle these benefits include payments of 3.18 times the employee's annual salary plus three times a bonus calculated as the average of the employee's bonuses for the last two fiscal years, as well as continuation of medical, dental, life and disability insurance coverage for three years following the

Termination Without Cause. For Mr. Williamson, these benefits include payments of 2.12 times his annual salary plus two times a bonus calculated as the average of his bonuses for the last two fiscal years, as well as continuation of medical, dental, life and disability insurance coverage for two years following the Termination Without Cause. If the Termination Without Cause occurs within 36 months after a change of control, in the case of Messrs. Beach and Imle, or within 24 months, in the case of Mr. Williamson, the amounts payable under the agreement will be subject to a present value reduction and further reduction to offset compensation earned by the employee during the three years immediately following the Termination Without Cause. The employee is entitled to an additional payment (a "Gross-Up Payment") if any payment pursuant to the agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax") such that the employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed. If payments made under the agreement do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the employee, such that the receipt of payments would not give rise to any Excise tax, then no Gross-Up Payment shall be made to the employee and the payments shall be reduced to the Reduced Amount. The complete agreements were filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 (the "1998 Second Quarter Form 10-Q").

  The Company had an employment agreement with Mr. Schanck that was effective starting July 28, 1998 with the same provisions as the agreement with Mr. Williamson described above. The agreement was filed as an exhibit to the 1998 Second Quarter Form 10-Q. Mr. Schanck served as Group Vice President and President, Spirit Energy 76 until March 3, 1999 and will continue as a consulting employee through August 31, 1999 at his current salary. Benefits under the agreement will be payable at that time.

  The Company has a change of control agreement with Mr. Ling effective for three years from the later of July 28, 1998 or for three years following the day the Company gives notice that it does not wish to further extend the term. In the event of a Termination Without Cause within 36 months following a Change of Control that occurred during the term of his agreement, he is entitled to the same benefits as provided in the employment agreements for Messrs. Beach and Imle described in the above paragraphs except that payments under the agreement are not subject to reduction for compensation earned by Mr. Ling during the three years immediately following his Termination Without Cause. The complete agreement was filed as an exhibit to the 1998 Second Quarter Form 10-Q.

  The Management Development and Compensation Committee has authorized the automatic accelerated vesting of restricted stock, the vesting of unvested options, and the payment of performance shares to the Named Executive Officers in the event of a change of control. Tandem Limited Stock Appreciation Rights awarded to the Named Executive Officers in combination with performance stock options become fully vested and payable on a "Conversion Date" following certain "Change in Control Events" as defined in the Performance Stock Option Plan. See footnote B to the Option/SAR Grants in 1998 table on page 15 for more information regarding the stock appreciation rights.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of December 31, 1998, the following entity was known by the Company to own beneficially more than five percent of the Company's common stock

   Name and Address of         Amount and Nature    Percent of
   Beneficial Owner         of Beneficial Ownership   Class
   -------------------      ----------------------- ----------
   Capital Research and
    Management Company.....      14,210,450 (A)        5.9
   333 South Hope Street
   Los Angeles, California
    90071

--------
(A) Based on a Schedule 13G dated February 8, 1999. Capital Research and Management Company beneficially owned all of the 14,210,450 shares as a result of acting as investment advisor to various investment companies. This number included 1,750,450 shares resulting from the assumed conversion of 1,490,000 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust. Capital Research and Management Company had the sole power to dispose of or to direct the disposition of all these shares. Capital Research and Management Company does not have voting power over any of the shares, which is held by the investment companies.

                                    ITEM 2.
                        RATIFICATION OF APPOINTMENT OF
             PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

  The stockholders will be asked to ratify the appointment of the firm of PricewaterhouseCoopers LLP as independent accountants for 1999. This appointment was made by the Board of Directors on the recommendation of its Accounting & Auditing Committee.

  PricewaterhouseCoopers LLP, one of the nation's largest public accounting firms, or its predecessor, has served as the Company's independent accountants for the past 54 years. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if so desired and will be available to respond to questions.

  The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for ratification of the appointment.

  The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999. The proxy holders will vote all proxies received FOR ratification unless instructed otherwise.

                                    ITEM 3.
                             STOCKHOLDER PROPOSAL

  A stockholder has given notice that the following proposal will be presented at the meeting:

  "WHEREAS: Nobel Peace Prize Laureate and Burmese democracy movement leader Aung San Suu Kyi has called for economic sanctions on Burma, stating that corporations that do business in Burma "do create jobs for some people but what they're mainly going to do is make an already wealthy elite wealthier, and increase its greed and strong desire to hang on to power . . . these companies harm the democratic process a great deal.'

  "Because of the Burmese military junta's large-scale repression of the democracy movement, on May 20, 1997, President Clinton signed an executive order banning new US investment in Burma;

  "Several cities, including New York and San Francisco, and the Commonwealth of Massachusetts have enacted laws that effectively prohibit contracts with companies that do business in Burma;

  "Media such as BusinessWeek, CNN, Economist, Los Angeles Times, New York Times and Washington Post have published articles about the growing pressure on companies that do business in Burma;

  "Unocal, in partnership with Total of France, the Petroleum Authority of Thailand and the Burmese state-owned oil company, has an equity stake in the largest investment project in Burma: the gas pipeline from the offshore Yadana gas-field to Thailand;

  "Human rights organizations based on the Thai/Burmese border have documented not only numerous human rights abuses committed by Burmese troops deployed to secure the pipeline area but also the use of forced labor by the Burmese military on infrastructure related to the pipeline project;

  "Unocal has allowed no independent human rights investigation of the numerous documented allegations of abuse of human rights in the pipeline area;

  "On September 3, 1996, the democratically elected government-in-exile of Burma filed a lawsuit in US federal court seeking a court order halting Unocal's role in the Yadana pipeline and seeking compensatory and punitive damages. On October 3, 1996, a similar additional lawsuit was filed on behalf of victims of human rights abuses in Burma;

  "BE IT RESOLVED: The shareholders request that the Board of Directors appoint a committee of outside directors to issue a report by October 1999 on the actual and potential economic and public relations cost to Unocal of opposition to its business in Burma. The report, omitting confidential information and prepared at reasonable cost, should include the actual and potential benefits of continuing to do business in Burma as well as the costs to Unocal of:

  1. The growing boycott of Unocal products by consumers, including cities and states

  2. The increasing lobbying by Unocal of federal and local legislatures and governments

  3. Litigation filed against Unocal

Supporting Statement

  "We are concerned by the growing damage to Unocal's sales and image because of its presence in Burma. We are also concerned about the mounting cost of lobbying against federal sanctions and local selective purchasing legislation. Considering delivery delays and reduced customer needs, we wish to learn whether these additional economic and public relations costs outweigh the revenues and benefits that Unocal derives from its business in Burma."

                           DIRECTORS' RECOMMENDATION

The Board of Directors recommends a vote AGAINST the adoption of the proposal for the following reasons:

  . The same proposed resolution, with minor changes, was defeated the past two years by stockholder votes of nearly 95 percent.

  . Because the company divested all U.S. refining and marketing assets in 1997, the consumer boycott issue raised in the proposal is no longer an issue.

  . Unocal's non-operating expenses for government relations, public communications and legal costs related to its Myanmar investment were immaterial. These costs totaled approximately $2 million in 1998. They represent less than 0.03 percent of Unocal's total assets of $7.95 billion and less than 0.04 percent of its 1998 total expenses.

Discussion

  The proposed resolution is virtually identical to resolutions that were rejected during the past two years by nearly 95 percent of the shares voted.

  The proposal requests that the Board of Directors appoint a committee of outside directors to issue a report on the actual and potential economic and public relations costs to Unocal of opposition to its business in Myanmar (Burma). The resolution specifies that the report include actual and potential benefits of continuing to do business in Burma as well as the costs to the Company of the "growing boycott of Unocal products by consumers, including cities and states"; the "increasing lobbying by Unocal of federal and local legislatures and governments"; and litigation filed against the Company.

Our position

  The expenses required to produce the report proposed in this resolution are unnecessary. The sale of Unocal's refining and marketing assets in 1997 essentially ended the company's already insignificant exposure to consumer boycotts. There is no "growing boycott" of Unocal products by consumers. Nor has there been an increase in lobbying by the Company over the past two years of federal and local legislatures on Myanmar-related issues. Non-operating expenses associated with the Company's Myanmar investments are immaterial.

  The Board of Directors unanimously recommends a vote AGAINST this proposal. The proxy holders will vote all proxies received AGAINST this proposal unless instructed otherwise.

  The affirmative vote of a majority of the shares present in person or by proxy at the meeting, and entitled to vote on this item, is required for approval of this proposal.

  The names and addresses of the stockholder proposal proponents, and information regarding their Unocal common stockholdings, will be furnished promptly upon receipt of any telephone or written request to the Secretary of the Company.

                                    ITEM 4.
                                 OTHER MATTERS

  Only such business shall be conducted at an annual meeting of the stockholders as shall have been properly brought before the meeting pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; by or at the direction of the Board of Directors; or by a stockholder or a beneficial owner of the Company's stock in compliance with the provisions of Section 7 of Article III of the Company's bylaws.

  The Board of Directors has no knowledge at the time of the printing of this Proxy Statement of other business to be presented for action at the annual meeting of stockholders or any adjournment thereof. If other business properly comes up for action at the meeting, the proxy holders will vote the proxies in their discretion.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Proposals submitted for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 must be received by the Corporate Secretary at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90425 on or before December 14, 1999. Pursuant to the Company's bylaws, stockholder proposals for consideration at the 2000 annual meeting, but not for inclusion in the proxy statement, must be received by the Corporate Secretary no later than February 22, 2000. If the Company's bylaws are amended to change the date of the 2000 annual meeting, the deadline for submitting such proposals shall be the later of 90 days prior to the meeting date or the 10th day following the day on which public announcement of the meeting date is first made. Notice of such proposals must also comply with the provisions of Section 7 of Article III of the Company's bylaws.

                                         By Order of the Board of Directors


                                         /s/ Brigitte M. Dewez
                                         Brigitte M. Dewez
                                         Corporate Secretary

April 12, 1999
El Segundo, California

[LOGO OF UNOCAL]

            BOARD OF DIRECTORS PROXY        UNOCAL CORPORATION
            Annual Meeting of Stockholders  c/o CHASEMELLON SHAREHOLDER SERVICES
            May 24, 1999                    P.O. BOX 1474, CHURCH STREET STATION
                                            NEW YORK, NY 10277-1474

Timothy H. Ling and Dennis P.R. Codon, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock represented by this Proxy at the May 24, 1999 Annual Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEM 3.

                                                 (Continued, and to be dated
                                                 and signed on reverse side)


(Continued from other side)            THIS PROXY IS SOLICITED ON BEHALF OF THE
                    [LOGO OF UNOCAL]   BOARD OF DIRECTORS FOR THE MAY 24, 1999
                                       ANNUAL MEETING OF STOCKHOLDERS OF
                                       UNOCAL CORPORATION


The Board of Directors recommends votes FOR Items 1 and 2
---------------------------------------------------------

Item 1:   Election of the following nominees as directors for three-year terms
------    to expire in 2002:
          James W. Crownover
          Donald B. Rice

               [_] FOR ALL        [_] WITHHOLD AUTHORITY                  WITHHOLD AUTHORITY
                   nominees           to vote for all of the nominees     to vote for the following nominee _____________________

Item 2:   Ratification of appointment of PricewaterhouseCoopers LLP as
------    independent accountants

               [_] FOR            [_] AGAINST              [_] ABSTAIN

The Board of Directors recommends votes AGAINST Item 3
------------------------------------------------------

Item 3:   Stockholder proposal:
------    Report on the cost and benefits of doing business in Myanmar

               [_] FOR            [_] AGAINST              [_] ABSTAIN

                                            Signature(s)........................

                                            ....................................

This Proxy is limited to ........ Shares                Dated ............, 1999

                                            Persons signing in representative
                                            capacity should indicate title as
                                            such.


--------------------------------------------------------------------------------

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE - UNOCAL SAVINGS PLAN              Annual Meeting of Stockholders - Voting Instructions
UNOCAL CORPORATION - ADMINISTRATOR FBO EMPLOYEES WITH RESTRICTED STOCK

Please mark
your votes as   [X]
 indicated in
this example



The Board of Directors recommends votes FOR Items 1 and 2

Item 1:  Election of the following    FOR ALL [ ]  WITHHOLD AUTHORITY [ ]
         nominees as directors        Nominees     to vote for ALL nominees
         for three-year terms to
         expire in 2002:              Withhold authority to vote for the following nominee:

         James W. Crownover
         Donald B. Rice               ----------------------------------------------------

Item 2:  Ratification of appointment of              FOR   AGAINST   ABSTAIN
         PricewaterhouseCoopers LLP as independent   [ ]     [ ]       [ ]
         accountants


         The Board of Directors recommends a vote AGAINST Item 3
                                                         FOR   AGAINST   ABSTAIN
Item 3:  Stockholder proposal:  Report on the cost and   [ ]     [ ]       [ ]
         benefits of doing business in Myanmar



Signature_____________________Signature_______________________Date______________
Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.

                           - FOLD AND DETACH HERE -

TO:  MEMBERS OF THE UNOCAL SAVINGS PLAN

Your voting instructions are solicited on behalf of the Board of Directors of Unocal Corporation for the Annual Meeting of Stockholders to be held on May 24, 1999. The shares in your account will be voted as directed. In the absence of such direction, the Trustee of the Unocal Savings Plan will vote the shares in the same proportion on each issue as it votes the shares for which it receives direction, except as limited by law. It is understood that the Trustee will have the authority to vote or give proxy to vote on all other matters which may properly come before the meeting and at any adjournment thereof. Your voting instructions will be kept confidential by the independent voting tabulator.


TO:  HOLDERS OF UNOCAL RESTRICTED STOCK

Your voting instructions are solicited on behalf of the Board of Directors of Unocal Corporation for the Annual Meeting of Stockholders to be held on May 24, 1999. Your restricted stock will be voted as directed. In the absence of such direction the Management Development and Compensation Committee of the Board of Directors will vote your restricted stock in its discretion, except as limited by law. It is understood that the Management Development and Compensation Committee will have the authority to vote or give proxy to vote on all matters which may properly come before the meeting and at any adjournment thereof. Your voting instructions will be kept confidential by the independent voting tabulator.

Putnam Fiduciary Trust Company, Trustee       Unocal Corporation, Administrator
Unocal Savings Plan                           Management Incentive Programs
859 Willard Street                            2141 Rosecrans Ave, Suite 4000
Quincy, MA 02269-9110                         El Segundo CA 90245


                          YOUR VOTE IS IMPORTANT

              PLEASE SIGN AND RETURN YOUR VOTING INSTRUCTIONS BY
            TEARING OFF THE TOP PORTION OF THIS CARD AND RETURNING
                   IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                       UNOCAL CORPORATION
                                       C/O CHASEMELLON SHAREHOLDER SERVICES
                                       P.O. Box 1474, Church Street Station
                                       New York, NY  10277-1474

                       [LOGO OF UNOCAL CORPORATION]

                                       Board of Directors Proxy
                                       1999 ANNUAL MEETING OF STOCKHOLDERS



Timothy H. Ling and Dennis P.R. Condon, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on March 26, 1999, at the May 24, 1999 Annual Meeting of Stockholders of Unocal Corporation, and any adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEM 3.
                                  ---                   -------

                        (Continued, and to be dated and signed on reverse side)

_______________________________________________________________________________
                          x FOLD AND DETACH HERE x







                   YOUR VOTE IS IMPORTANT TO THE COMPANY


                    PLEASE SIGN AND RETURN YOUR PROXY BY
                  TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
[LOGO OF UNOCAL CORPORATION]    OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF
                                STOCKHOLDERS OF UNOCAL CORPORATION

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              the example

-----------------------------------------------------------------  -----------------------------------------------------------------
    The Board of Directors recommends votes FOR items 1 and 2            The Board of Directors recommends a vote AGAINST item 3
-----------------------------------------------------------------  -----------------------------------------------------------------
1: Election of the following  FOR ALL [ ]  WITHHOLD AUTHORITY [ ]    Item 3: Stockholder proposal: Report   FOR  AGAINST  ABSTAIN
   nominees as directors for  Nominees     to vote for ALL                   on the cost and benefits of    [ ]    [ ]      [ ]
   three-year terms to                     nominees                          doing business in Myanmar
   expire in 2002:            Withhold authority to vote for the   -----------------------------------------------------------------
                              following nominee:                                       Check this box if you plan to attend  [ ]
   James W. Crownover                                                                  the 1999 Annual Meeting
   Donald B. Rice             -----------------------------------
                                                                                                CHECK THIS BOX FOR OPEN      [ ]
2: Ratification of appointment        FOR  AGAINST  ABSTAIN                                     BALLOT (If you check this
   of PricewaterhouseCoopers LLP      [ ]    [ ]      [ ]                                       box, the company will be
   as independent accountants                                                                   given access to your proxy)
-----------------------------------------------------------------
                                                                                       Please mark, date and sign as your name
                                                                                       appears to the left and return in the
                                                                                       enclosed envelope. If acting as executor,
                                                                                       administrator, trustee or guardian, you
                                                                                       should so indicate when signing. If the
                                                                                       signer is a corporation, please sign the full
                                                                                       corporate name, by duly authorized officer.
                                                                                       If shares are held jointly, each stockholder
                                                                                       should sign.

                                                                                       Dated ______________________________________

                                                                                       Signature(s)_________________________________

                                                                                       _____________________________________________
                                                                                         see other side for important information

                             FOLD AND DETACH HERE


           Please check the attendance box on your proxy card above
                             if you plan to attend

                               ADMISSION TICKET
                               ----------------

                         [LOGO OF UNOCAL CORPORATION]

                      1999 Annual Meeting of Stockholders

                             Monday, May 24, 1999
                                  10:00 A.M.
                           376 South Valencia Avenue
                            Brea, California 92823


            PLEASE ADMIT                           NON-TRANSFERABLE